State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 10/14/2008
FILED 01:45 PM 10/14/2008
SRV 081035399 - 2718950 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Ebenefitsdirect, Inc., resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation be amended be amended by changing the Article thereof numbered "FIRST:" so that, as amended, said Article shall be and read as follows:

The name of the corporation is "Seraph Security, Inc."

RESOLVED FURTHER, that an article number FOURTH: (k) be added to the Certificate of Incorporation stating:

"FOURTH: (k). Each one thousand and five hundred (1,500) issued and outstanding shares of Common Stock of the Corporation shall thereby be combined into one (1) share of validly issued, fully paid and non-assessable share of Common Stock having a par value of $0.01. Each person at that time holding of record any issued and outstanding shares of Common Stock shall receive upon surrender to the Corporation's transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-reverse split Common Stock which such shareholder is entitled after giving effect to the reverse split; however, that the Corporation shall not issue fractional shares of Common Stock in connection with this reverse split, but, in lieu thereof shall round any fractional shares to the next higher whole share upon surrender of certificates representing those shares to the Corporation's transfer agent. This Article shall not affect the authorized shares of the Corporation's capital stock."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a consent of a majority of the stockholders in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware at which the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of October, 2007.

By: Mary Radomsky

Mary Radomsky, Secretay & Treasurer